Exhibit 99.1

MARKFORGED ANNOUNCES A REALIGNMENT OF ITS TECHNOLOGY TEAM

Watertown, Mass, January 12, 2022 — Markforged Holding Corporation (or “the Company”) (NYSE: MKFG), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced a realignment of its technology teams as part of its ongoing evolution to accelerate its product roadmap and deliver on its mission to lead the future of distributed manufacturing. As part of a planned transition, David Benhaim, Co-Founder and Chief Technology Officer, is stepping down from his role as Chief Technology Officer, effective today, and will remain with the Company in an advisory role through July 8, 2022.

As previously announced in August 2021, John Howard joined the Company as the Vice President, Engineering with more than 30 years of experience in engineering and product design with prior leadership roles, including at Amazon and Apple. Howard now leads a fully integrated engineering team, combining hardware, software and materials development efforts under one leader to scale operations and enhance collaboration and innovation.

“It’s been my great honor, and a privilege, to be a part of the Markforged team since its founding in 2013. I will always look back fondly on helping to build this company and working alongside such a fantastic group of talented and motivated people, ” said Benhaim.

“David’s contributions helped set the stage for Markforged’s future success and we are grateful for all of his efforts. We continue to enhance our management team, and we have an incredibly strong and deep engineering team in place,” said Shai Terem, President and CEO. “Markforged is in an exceptional position to continue executing on our growth strategy.”

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point-of-need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 350 employees worldwide. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “mission,” “ongoing evolution,” “future,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Markforged’s product roadmap, mission and strategy, Mr. Benhaim’s continued involvement with the Company and Markforged’s future growth. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions and other factors discussed under the header “Risk Factors” in the in Markforged’s most recent registration statement on Form S-1, Markforged’s most recent periodic report on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). Markforged assumes no obligation to update these forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Media

Paulina Bucko, Head of Communications

paulina.bucko@markforged.com

Investors

investors@markforged.com